                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 5, 2001 (except with respect to the matter discussed in Note 2 as to which the date is June 6, 2001) on the consolidated financial statements of telecom technologies, inc. included in this current report on Form 8-K, into Sonus Networks, Inc.'s previously filed Registration Statement on Form S-3 (File No. 333-61940).

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
June 20, 2001